District of New Brunswick
Division No. 04-Moncton
Court No.
Estate No.

NOTICE OF INTENTION TO MAKE A PROPOSAL
(Subsection 50.4(1))
IN THE MATTER OF THE PROPOSAL OF
INTELISYS AVIATION SYSTEMS OF AMERICA INC.

TAKE NOTICE THAT:

1. We, INTELISYS AVIATION SYSTEMS OF AMERICA INC. an insolvent person, state, pursuant to subsection 50.4(1) of the Act, that I intend to make a proposal to my creditors.

2. A. C. POIRIER & ASSOCIATES INC., a licensed trustee, has consented to act as trustee under the proposal. A copy of the consent is attached hereto.

3. A list of the names of the known creditors with claims of $250.00 or more and the amounts of their claims is also attached.

4. Pursuant to section 69 of the Act, all proceedings against me are stayed as of the date of filing this notice with the official receiver in my locality.

Dated at Shediac, New Brunswick, this 3rd day of August, 2006.

Insolvent Person

Office of the Superintendent of Bankruptcy Canada
An Agency of Industry Canada

Bureau du surintendant des faillites Canada
Un organisme d'Industrie Canada

District of	New Brunswick
Division No.	04 - Moncton
Court No.	51-886878
Estate No.	51-886878

In the Matter of the Notice of Intention to make a proposal of:

INTELISYS AVIATION SYSTEMS OF AMERICA INC.
Insolvent Person

A.C. POIRIER & ASSOCIATES INC.
Trustee

Date of the Notice of Intention: August 03, 2006

CERTIFICATE OF FILING OF A NOTICE OF INTENTION TO MAKE A PROPOSAL
Subsection 50.4 (1)

I, the undersigned, Official Receiver in and for this bankruptcy district, do hereby certify that the aforenamed insolvent person filed a Notice of Intention to Make a Proposal under subsection 50.4 (1) of the *Bankruptcy and Insolvency Act*.

Pursuant to subsection 69(1) of the Act, all proceedings against the aforenamed insolvent person are stayed as of the date of filing of the Notice of Intention.

Date: August 04, 2006, 13:26

E-File/Dépôt Electronique

Official Receiver

Maritime Centre, P.O. Box 940, Stn M, 1505 Barrington St., 16th Floor, Halifax, Nova Scotia, Canada, B3J2V9, (902)426-2900

Canada

IN THE MATTER OF THE PROPOSAL OF
INTELISYS AVIATION SYSTEMS OF AMERICA INC.
NOTICE OF INTENTION TO MAKE A PROPOSAL
LIST OF CREDITORS

No	Name	Address	Account No.	Amount of claim
1	American Stock Transfer & Trust	59 Maiden Lane New York NY 10038		1.00
2	Atlantic Canada Opportunities Agency	Ms. Bonnie Christie 644 Main Street Moncton NB E1C 9J8		886,599.00
3	David Lubin & Associates	92 Washington Avenue Cedarhurst NY 11516		2,000.00
4	Medallion Capital Corp.	1226 White Oaks Blvd. Suite 10A Oakville ON L6H 2B9		6,747.29
5	PR Newswire	810 - 7th Avenue 32nd Floor New York NY 10019		270.00
6	Sherb & Co., LLP	1900 NW Corporate Blvd. Suite East 210 Boca Raton FL 33431		43,500.00
7	The Depository Trust Company	Treasurers Department, 49th Floor 55 Water Street New York NY 10041		1,120.00
	TOTAL			940,237.29